UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved a form of 2015 performance unit award agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”), which form is attached as Exhibit 10.1. The terms of each performance unit award are determined by the Committee in its sole discretion and will be set forth in an individual’s award agreement on the attached form. On March 6, 2015, the Committee granted long term incentive awards under the 2008 Plan to current “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K) in accordance with their previously established long-term incentive award target value (except for Ronald McCray, who is discussed below). These awards include performance units, pursuant to the attached form, comprising 50% of the long-term incentive award target value established for the executive officers. Consistent with 2013 and 2014, each 2015 performance unit award constitutes a right to receive an amount in cash which will be determined based on the target value established by the Committee for a grantee and the Company’s relative total shareholder return (“TSR”) over a three-year performance period as compared to a company peer group. The payout scale, which includes a minimum performance threshold for payment and a 200% maximum payout, and the company peer group used for the relative TSR measurement are set forth in the attached form.

On March 2, 2015, the Committee also approved the 2015 Annual Incentive Award Program (the “AIP”) pursuant to the 2008 Plan. The Company’s current executive officers (other than Mr. McCray) participate in the 2015 Annual Incentive Award Program for Key Executives pursuant to the 2008 Plan (the “Key Executive AIP”) which (i) establishes the maximum amount payable to each identified participant based on achievement of a revenue performance measure and (ii) is designed to qualify amounts earned under the Key Executive AIP as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. Consistent with recent years, the Committee intends to exercise its negative discretion under the Key Executive AIP to establish payments thereunder in accordance with the AIP. For 2015, the Committee simplified the AIP performance measures to include an EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting). The EBITDA performance component is based either entirely on a company-wide EBITDA performance measure or on an equal weighting of company-wide and business unit level EBITDA performance, depending on the functional role of the participant. Achievement of the target level of performance for both the EBITDA and individual goals performance components results in a payout factor of 60% of a participant’s AIP target value to reflect the Company’s current financial situation. The AIP also includes a revenue multiplier for participants in the Company’s University group in order to continue to ensure the quality of earnings as well as growth. Threshold EBITDA performance levels of at least 85% must be achieved for any payments under the AIP, and payments are capped at 200% of a participant’s AIP target value (subject to possible increase for some participants due to the revenue multiplier).

On March 6, 2015, the Committee granted long-term incentive awards to Reid Simpson, the Company’s Senior Vice President and Chief Financial Officer, in addition to the regular annual awards received in accordance with his previously established long-tern incentive award target value. These additional awards are designed to provide Mr. Simpson with the full value of the new hire equity awards contemplated by the Company’s May 21, 2014 offer letter to Mr. Simpson. As a result of the Company’s internal practice of using an average stock price over an extended period of time to determine the size of an equity award designed to achieve a desired target value, the awards made at the time Mr. Simpson joined the Company did not achieve the offer letter value as anticipated by Mr. Simpson in accepting his offer. These additional awards consist of stock options to purchase 17,697 shares of the Company’s common stock and 23,308 stock-settled restricted stock units, which vest in three equal installments on each of March 14, 2016, 2017 and 2018. Other terms of the additional awards to Mr. Simpson are consistent with the previously disclosed form award agreements.

On March 6, 2015, the Committee granted the following to Ronald McCray in accordance with the previously disclosed compensation arrangements established for Mr. McCray in connection with his employment as the Company’s Interim President and Chief Executive Officer: (i) 250,000 stock-settled restricted stock units under the 2008 Plan pursuant to the form award agreement attached as Exhibit 10.2, and (ii) 11,324 cash-settled restricted stock units outside of the 2008 Plan pursuant to the form award agreement attached as Exhibit 10.3. The restricted stock unit awards vest on March 14, 2016 based on the level of achievement of company-wide 2015 EBITDA, as defined for purposes of the AIP, and the number of restricted stock units eligible for vesting will be based on the length of Mr. McCray’s tenure in his role as Interim President and Chief Executive Officer, with 25% being eligible for vesting as of the grant date and an additional 25% eligible for vesting on each of April 1, 2015, July 1, 2015 and October 1, 2015. The terms and conditions of the restricted stock units granted to Mr. McCray, including the scale for determining the number of restricted stock units eligible for vesting based on achievement of the above-referenced EBITDA performance measure, are set forth in the forms of restricted stock unit agreements attached as Exhibit 10.2 and Exhibit 10.3.

The descriptions of the 2015 performance unit awards and the restricted stock unit awards to Ronald McCray do not purport to be complete and are qualified in their entirety by reference to the form agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Form of 2015 Performance Unit Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”)

10.2	Form of Restricted Stock Unit Agreement under the 2008 Plan dated March 6, 2015 between Career Education Corporation and Ronald McCray (Performance-Based)

10.3	Form of Cash-Settled Restricted Stock Unit Agreement dated March 6, 2015 between Career Education Corporation and Ronald McCray (non-plan) (Performance-Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Reid E. Simpson
Reid E. Simpson
Senior Vice President and Chief Financial Officer

Date: March 6, 2015

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Form of 2015 Performance Unit Agreement under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”)

10.2	Form of Restricted Stock Unit Agreement under the 2008 Plan dated March 6, 2015 between Career Education Corporation and Ronald McCray (Performance-Based)

10.3	Form of Cash-Settled Restricted Stock Unit Agreement dated March 6, 2015 between Career Education Corporation and Ronald McCray (non-plan) (Performance-Based)

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